SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MIDLAND CO

                    GAMCO INVESTORS, INC.
                                12/24/01            2,300-           47.3800
                                11/30/01            4,000-           40.6300
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                12/24/01            2,500-           47.3100
                         GABELLI CAPITAL ASSET FUND
                                11/20/01            1,000-           38.7500











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.